UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
October 2, 2016

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 2, 2016, Ken Kannappan, the President and CEO of Plantronics, Inc. (“Plantronics” or the “Company”), retired from the Company, and Joe Burton replaced Mr. Kannappan as President and CEO, all as previously announced by the Company on August 2, 2016.
In addition, Mr. Kannappan voluntarily chose to resign as a member of the board of directors of the Company ("Board") effective as of October 2, 2016 and the Board accepted his resignation. There were no disagreements between Mr. Kannappan and the Company. Furthermore, pursuant to its previously announced intentions, the Board appointed Mr. Burton as a member of the Board, which appointment occurred October 2, 2016, immediately following Mr. Kannappan's resignation.

A copy of the press release announcing the President and Chief Executive Officer transition and the resignation and appointment of directors is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release issued by Plantronics, Inc. on October 3, 2016, entitled, "Joe Burton Takes The Reins as President and CEO For Plantronics."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2016	PLANTRONICS, INC.

	By:	/s/ Pam Strayer
	Name:	Pam Strayer
	Title:	Senior Vice President & Chief Financial Officer